EXHIBIT 5.1

MASLON LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Tel: (612) 672-8200

October 10, 2017

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Re:        Registration Statement on Form S-1; L Bonds

Ladies and Gentlemen:

We have acted as counsel to GWG Holdings, Inc., a Delaware corporation (the “Company”), and to GWG Life, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Guarantor”), in connection with their filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-220288) (as amended, the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the proposed offer and sale of up to $1,000,000,000 aggregate principal amount of units of L Bonds of the Company (the “Units”) and the related guarantee of the Guarantor (the “Guarantee”). The Units and the Guarantee are collectively referred to as the “Securities.”

The Securities are to be issued pursuant to an Amended and Restated Indenture by and among the Company, the Guarantor, and the Bank of Utah, N.A., as trustee (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement (as the same may be amended or supplemented from time to time hereafter, the “Indenture”). The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein. The prospectus provides that it will be supplemented in the future by one or more Company filings made with the Commission under the Securities and Exchange Act of 1934, or prospectus supplements filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, or both (as so supplemented from time to time, the “Prospectus”).

In arriving at the opinion expressed below, we have examined: (i) the Registration Statement and the prospectus contained therein; (ii) the Company’s Certificate of Incorporation, as amended, and corporate bylaws; (iii) the Guarantor’s Certificate of Formation and limited liability company operating agreement; (iv) resolutions of the Company’s Board of Directors relating to the authorization of the offer, sale and issuance of the Units subject to the Registration Statement; (v) resolutions of the Guarantor’s manager and member relating to the authorization of the offer, sale and issuance of the Guarantee subject to the Registration Statement ; and (v) such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, as of the date hereof, when (i) the Indenture has been duly authorized, executed and delivered by the Company, Guarantor and Trustee, (ii) the Registration Statement has been declared effective and the Indenture qualified under the Trust Indenture Act of 1939, and (iii) the Units have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the holders against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, and assuming that (a) the terms of the Securities as executed and delivered are as described in the Registration Statement and the Prospectus, and (b) the Securities are then offered, sold and issued as contemplated in the Registration Statement and the Prospectus, then the Units will be legally issued, and shall constitute valid and binding obligations of the Company, and the Guarantee will be legally issued, and shall constitute the valid and binding obligation of the Guarantor.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies, or (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, or (ii) the creation, validity, perfection or priority of any security interest, mortgage, or lien.

We are opining herein as to the effect on the subject transaction only of the laws of the State of Delaware and the federal laws of the United States. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein. If a prospectus or any prospectus supplement relating to the offer and sale of Securities is prepared and filed by the Company with the Commission on a future date and that prospectus or prospectus supplement contains our opinion, substantially in the form set forth above, then this consent shall apply to our opinion and to the reference to us as providing such opinion. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ MASLON LLP